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Exhibit 99.1

[SILICON VALLEY BANK LOGO]

Contact:
September 28, 2001 For Immediate Release	Andrea McGhee Corporate Communications (408) 654-3078
Nasdaq: SIVB

SILICON VALLEY BANK COMPLETES ACQUISITION OF MERGER & ACQUISITION ADVISOR ALLIANT PARTNERS

    SANTA CLARA, CA—September 28, 2001—Silicon Valley Bank (the "Bank"), a wholly owned subsidiary of Silicon Valley Bancshares, announced today that its wholly owned broker dealer subsidiary, SVB Securities, Inc., has completed its acquisition of Alliant Partners, a leading investment banking firm providing merger and acquisition and corporate partnering services to middle-market technology companies. The broker dealer subsidiary will do business as "Alliant Partners".

    "Alliant's client-focused and entrepreneurial organization is a natural fit for us, and we are delighted to have formalized our already strong collaborative relationship," said Ken Wilcox, president and chief executive officer of Silicon Valley Bank. "We look forward to working together as one organization committed to providing exceptional service to our clients."

    "We have enjoyed our long-standing close relationship with Silicon Valley Bank, and are excited to partner with an organization that shares our values, commitment to client service, and passion for technology. Combining forces allows us to extend our geographic reach, while allowing Silicon Valley Bank to add a key M&A and strategic advisory offering to clients," said Jim Kochman.

About Alliant Partners

    Founded in 1990, Alliant Partners provides a wide range of customized financial advisory services tailored to middle-market technology companies. Alliant, headquartered in Palo Alto, California, has a strong portfolio of transactions in the following categories: Internet, computer hardware/ telecommunications/peripherals, software/services, semiconductors/semiconductors equipment and electronic design automation (EDA). Alliant Partners serves the needs of its clients through its broad expertise in mergers and acquisitions, strategic financing, sales and divestitures, and other advisory services. Additional information is available at www.alliant.com.

About Silicon Valley Bank

    Silicon Valley Bank serves emerging growth and middle market companies in targeted niches, focusing on technology and life sciences, while also addressing other specific industries in which it can provide a higher level of service and better manage credit through specialization and focus.

    The Bank operates throughout the Silicon Valley: Santa Clara, Palo Alto and Sand Hill, the center of the venture capital community in California. Other regional offices within California include: Irvine, Los Angeles, Napa Valley, San Diego, San Francisco, Santa Barbara, and Sonoma. Office locations outside of California include: Phoenix, Arizona; Boulder, Colorado; West Palm Beach, Florida; Atlanta, Georgia; Chicago, Illinois; Boston, Massachusetts; Minneapolis, Minnesota; New York, New York; Durham, North Carolina; Portland, Oregon; Philadelphia, Pennsylvania; Austin, Texas; Dallas, Texas; Northern Virginia; and Seattle, Washington. More information on the Bank can be found at www.svb.com.

Safe Harbor

    This release includes "forward-looking statements" as that term is used in the securities laws. All statements regarding the Company's expected financial position, business and strategies are forward-looking statements. In addition, in this release the words "anticipates," "believes," "estimates," "seeks," "expects," "plans," "intends" and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, and has based these expectations on the Company's beliefs as well as assumptions it has made, such expectations may prove to be incorrect.

    For information with respect to factors that could cause actual results to differ from the expectations stated in the forward-looking statements, see the text under the caption "Risk Factors" included in our Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2001. The Company urges investors to consider these factors carefully in evaluating the forward-looking statements contained in this release. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on the Company's behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this release are made only as of the date of this release. The Company does not intend, and undertakes no obligation, to update these forward-looking statements.

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  Exhibit 99.1
SILICON VALLEY BANK COMPLETES ACQUISITION OF MERGER & ACQUISITION ADVISOR ALLIANT PARTNERS